MUNDER SERIES TRUST

MUNDER SERIES TRUST II

FORM OF AMENDMENT #3 TO COMBINED DISTRIBUTION AGREEMENT

February 25, 2005

WHEREAS, each of Munder Series Trust (“MST”) and The Munder Framlington Funds Trust (“MFFT”) (collectively, “Fund Groups”) has entered into a Combined Distribution Agreement with Funds Distributor, Inc. (“Distributor”) pursuant to which Distributor acts as the principal underwriter for the various portfolios (“Funds”) of the Fund Groups; and

WHEREAS, the Munder Institutional Government Money Market Fund, a portfolio of MST, was liquidated on December 13, 2004;

WHEREAS, the Munder International Growth Fund and the Munder Emerging Markets Fund were merged with and into the Munder International Equity Fund (each a separate portfolio of MST) on February 4, 2005;

WHEREAS, the Munder Small Company Growth Fund was merged with and into the Munder Micro-Cap Equity Fund (each a separate portfolio of MST) on February 25, 2005;

WHEREAS, on February 8, 2005, the Board of Trustees of MFFT approved the change in name of MFFT from The Munder Framlington Funds Trust to Munder Series Trust II (“MST II”); and

WHEREAS, the parties desire to amend the Agreement to reflect these events.

NOW, THEREFORE, the Combined Distribution Agreement is hereby amended as follows:

1. Appendix A is hereby replaced in its entirety with the attached Appendix A.

2. Appendix B is hereby replaced in its entirety with the attached Appendix B.

3. All references in the Agreement to MFFT and The Munder Framlington Funds Trust are hereby deleted and replaced with references to MST II and Munder Series Trust II, respectively.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Munder Series Trust Munder Series Trust II		Funds Distributor, Inc.
on behalf of the Funds set forth in Appendix A to the Combined Distribution Agreement (as may be amended from time to time)

By:	/s/ Amy D. Eisenbeis	By:
Name:	Amy D. Eisenbeis	Name:
Title:	Assistant Secretary	Title:

February 25, 2005

Appendix A

This Agreement applies to:

1.	Liquidity Money Market Fund

2.	Munder Balanced Fund

3.	Munder Bond Fund

4.	Munder Cash Investment Fund

5.	Munder Future Technology Fund

6.	Munder Healthcare Fund

7.	Munder Index 500 Fund

8.	Munder Institutional Money Market Fund

9.	Munder Intermediate Bond Fund

10.	Munder International Bond Fund

11.	Munder International Equity Fund

12.	Munder Large-Cap Value Fund

13.	Munder Michigan Tax-Free Bond Fund

14.	Munder Micro-Cap Equity Fund

15.	Munder MidCap Select Fund

16.	Munder Multi-Season Growth Fund

17.	Munder NetNet® Fund

18.	Munder Power Plus Fund®

19.	Munder Real Estate Equity Investment Fund

20.	Munder S&P® MidCap Index Equity Fund

21.	Munder S&P® SmallCap Index Equity Fund

22.	Munder Small-Cap Value Fund

23.	Munder Tax-Free Bond Fund

24.	Munder Tax-Free Money Market Fund

25.	Munder Tax-Free Short & Intermediate Bond Fund

26.	Munder U.S. Government Income Fund

February 25, 2005

Appendix B

The distribution-related and service-related fees payable under the Combined Distribution Plan are limited to the following amounts:

	Class R Shares
	Distribution	Service
Munder Balanced Fund	0.25%	0.25%
Munder Bond Fund	0.25%	0.25%
Munder Cash Investment Fund	0.00%	0.25%
Munder Healthcare Fund	0.25%	0.25%
Munder Index 500 Fund	0.25%	0.25%
Munder Intermediate Bond Fund	0.25%	0.25%
Munder International Bond Fund	0.25%	0.25%
Munder International Equity Fund	0.25%	0.25%
Munder Large-Cap Value Fund	0.25%	0.25%
Munder Michigan Tax-Free Bond Fund	0.25%	0.25%
Munder Micro-Cap Equity Fund	0.25%	0.25%
Munder MidCap Select Fund	0.25%	0.25%
Munder Multi-Season Growth Fund	0.25%	0.25%
Munder NetNet Fund	0.25%	0.25%
Munder Power Plus Fund	0.25%	0.25%
Munder Real Estate Equity Investment Fund	0.25%	0.25%
Munder Small-Cap Value Fund	0.25%	0.25%
Munder Tax-Free Bond Fund	0.25%	0.25%
Munder Tax-Free Money Market Fund	0.00%	0.25%
Munder Tax-Free Short & Intermediate Bond Fund	0.25%	0.25%
Munder U.S. Government Income Fund	0.25%	0.25%

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